EXHIBIT 10.16

DATED 13th day of September 2006
MAX HON KNIGHT PROPERTIES & INVESTMENTS LIMITED
and
ALLIED FINE DEVELOPMENT LIMITED
TENANCY AGREEMENT
of
Units B & D, Ground floor, of K.K. Industrial Building, No.5 Mok Cheong Street, Kowloon, Hong Kong (Kowloon Inland Lot No.7626)

RAYMOND CHAN, KENNETH YUEN & CO. Solicitors, Rooms 1001-3,10th Floor,, San Toi Building, 137-139 Connaught Road Central, Hong Kong. EY./KC/4919/06/B

THIS AGREEMENT made the 13th day of September Two thousand and six

BETWEEN :-

(1)	MAX HON KNIGHT PROPERTIES & INVESTMENTS LIMITED whose registered office is situate at 25th Floor, Times Tower, Nos.393 Jaffe Road, Wanchai, Hong Kong (hereinafter called “the Landlord”); and

(2)	ALLIED FINE DEVELOPMENT LIMITED whose registered office is situate at Room 1508, Peninsula Square, 18 Sung On Street, Hunghom, Kowloon, Hong Kong (hereinafter called “the Tenant”)

WHEREBY IT IS AGREED as follows :-

1. Definitions

In this Agreement, unless the context otherwise requires, the following expressions will have the following meanings ascribed to them :-

Expression	Meaning
“the Building”	All That the building erected on the Land (as hereinafter defined) and known on the date hereof as K.K, Industrial Building, No.5 Mok Cheong Street, Kowloon, Hong Kong.

“the Deposit”	The amount of HK$255,900.00 paid or payable subject and pursuant to Clause 9 hereof.

“the Land”	All That piece or parcel of ground situate lying and being Kowloon and registered in the Land Registry as KOWLOON INLAND LOT NO.7626.

“the Management fee”	The sum of HK$7,300.00 per month being the initial amount payable as the due proportion of the costs of the management and services of the Building attributable to the Premises subject to adjustment as set out in Clause 3(l)(b).

“the Premises”	All Those Units B and D on the Ground Floor of the Building.

“the Rent”	The calendar monthly rent of HK$78,000.00 exclusive of rates and management fees.

“Rent Payment Date”	The 1st day of each calendar month.

“the Term”	The term of ONE (1) YEAR AND NINE (9) MONTHS commencing on the 1st day of September 2006 and expiring on the 31st of May 2008 (both days inclusive).

2. Agreement to let

The Landlord agrees to let and the Tenant agrees to take the Premises on “as is” basis which forms part of the Building erected on the Land TOGETHER with the use for the Tenant his servants licencees and visitors in common with the Landlord and other persons having the like right of the lifts (during such hours as the same shall be working) and the entrance hall, staircases, corridors and passages of the Building (except for those which the Landlord may from time to time reserve or designate for its own use or for the use of any particular tenant or occupant of the Building) for the purpose of passing and repassing to and from the Premises EXCEPTING AND RESERVING unto the Landlord the absolute and unfettered right to suspend the operation of the said lifts, close or render inaccessible the said entrance hall, staircases, corridors, and passages of the Building for the purposes of replacing, renewing or maintaining the same for the Term at the Rent and Management Fees payable in advance on each and every Rent Payment Date throughout the Term without any deduction the first of such payments to be made on the execution of these presents.

3. Tenant’s Obligations

The Tenant hereby agrees with the Landlord as follows :-

(1)(a) To pay the Rent at the times and in manner provided without any deduction at the office of the Landlord or at such other place as the Landlord may from time to time designate without prior demand therefor.

(b) To pay the Management Fees at the times and in the manner provided without any deduction at the office of the Landlord Provided always that if at any time during the Term there shall be any increase of the management fees the Landlord shall be entitled to serve a notice in writing upon the Tenant increasing the management fees and thereafter such increased management fees shall be payable. Further increases in the management fees may be made after an earlier notice of increase under the above proviso shall have become operative.

(2) To pay all existing and future rates taxes assessments outgoings and utilities charges (including management fees) imposed or charged upon the Premises (Government Rent and Property Tax only excepted) Provided that :-

(a) if no separate assessment for rates shall be assessed on the Premises, the Tenant shall pay a fair proportion of the rates imposed on the Building or any portion thereof which includes the Premises to be determined by the surveyors for the time being of the Landlord which determination shall in the absence of manifest error be final and binding on the Tenant; and

(b) in the event that no valuation shall have been made in accordance with the Ratings Ordinance (Cap. 116 of the Laws of Hong Kong) or any statutory amendment or modification thereof for the time being in force, the Tenant shall until such time as the Premises are assessed to rates pay to the Landlord quarterly and in advance a sum equal to the rates which would have been charged by Government for each quarter on the basis of a rateable value equal to twelve months’ rent payable by the Tenant, on account of the Tenant’s liability under this Clause.

(3) To pay and discharge all deposits and charges in respect of water, electricity and telephone as may be shown by or operated from the Tenant’s own metered supplies or by accounts rendered to the Tenant by the appropriate utility companies in respect of all such utilities consumed on or in the Premises.

(4) To use the Premises exclusively for light industrial purposes it being expressly agreed and declared that the Premises shall not be used to carry on any process in relation to dyeing, bleaching or the manufacture of plastics or rubber (either natural or synthetic) or any trade which is now or may hereafter be declared to be an offensive trade under the Public Health and Municipal Services Ordinance and any enactment amending the same or substituted therefor.

(5)(a) To observe and comply with all directions and orders of the Fire Services Department and if such directions or orders shall require the Tenant to take fire precautions or install fire fighting equipment due to the nature of the

Tenant’s business carried on at the Premises (in addition to those installed by the Landlord, if any), the Tenant shall at its own expense procure and install the same and to indemnify the Landlord against all the fines penalties and losses imposed or incurred by or as a result of any breach thereof.

(b) To carry out comply with and observe all local Ordinance regulations bye-laws and rules and all notices and requirements of the proper Government authorities in connection with or in relation to the Tenant’s activities carried on in the Premises.

(6) To permit the Landlord and its agent with or without workmen or others and with or without appliances at all reasonable times to enter and view the state of repair of the Premises and to repair and amend in a proper and workmanlike manner any defects for which the Tenant is liable and of which written notice shall have been given to the Tenant or left on the Premises and which the Tenant has failed to repair or amend within a reasonable period of time, and to pay to the Landlord the cost of carrying out any such repairs.

(7) (a) To keep and maintain and replace (as necessary) at the expense of the Tenant all the interior parts not of a structural nature of the Premises for which the Landlord is not responsible including the flooring and interior plaster or other finishing material or rendering to walls floors and ceilings and all unsealed waste drain water and other pipes and sanitary apparatus and fittings therein and all painting papering and decoration thereof in good clean tenantable substantial and proper repair and condition (fair wear and tear excepted).

(b) At the expiration or sooner determination of the Term, to deliver up the Premises to the Landlord in good clean and tenantable condition and repair (fair wear and tear excepted) in accordance with its covenant to repair contained herein.

(8)(a) To install all wires pipes and cables and other services serving the Premises in and through the ducts truckings and conduits in the Building provided by the Landlord for such purposes.

(b) To install repair or replace, if so required by the appropriate supply company, statutory undertaking or authority as the case may be under the terms of any Electricity Supply or similar Ordinance for the time being in force or any Orders in Council or Regulations made thereunder, all electrical wiring installations and fittings within the Premises from the Tenant’s meter or meters to and within the same.

(c) To ensure that its own security system within and at the entrance of the Premises (if any) is at all times compatible with the security system for the Building (if any) provided and operated by the Landlord.

(9) To keep the sanitary and water apparatus used exclusively by the Tenant his servants, agents and licensees and other occupants of the floor of the Building on which the Premises are situate in good, clean and tenantable repair and condition and in accordance with the Regulations or bye-laws of all Public Health and other Government Authorities concerned.

(10) To pay to the Landlord on demand all costs incurred by the Landlord in cleaning or clearing any of the drains, pipes or sewage choked or stopped up owing to careless or improper use or wilful neglect by the Tenant or his employees agents or licensees and for the purposes of this Agreement “licensee” shall include any person present in, using or visiting the Premises with the consent of the Tenant expressed or impued.

(11) To be wholly responsible for any loss damage or injury caused to any person whomsoever or to any property whatsoever directly or indirectly through the defective or damaged condition or operation of any part of the interior of the Premises or any goods or machinery or plant or any fixtures or fittings or wiring or piping therein for the repair of which the Tenant is responsible hereunder or in any way caused by or owing to the spread of fire smoke or fumes or the leakage or overflow of water originating from the Premises or any part thereof or through the act default or wilful neglect of the Tenant its servants agents contractors partners permitted sub-tenants or invitees and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any loss damage or injury as aforesaid and all costs and expenses incidental thereto.

(12) To take all necessary and appropriate precautions to protect the interior of the Premises from storm or typhoon damage.

(13) To give notice to the Landlord or its agent of any damage that the Premises may suffer and of any defect in the water and gas pipes electrical wiring or fittings, fixtures or other utility supply equipment provided by the Landlord when the Tenant becomes aware of any such damage and defect.

(14) To keep the Premises at all times in a clean and sanitary state and condition.

(15) To be responsible for the removal of refuse and garbage from the Premises to such location within or adjacent to the Building as shall be specified by the Landlord from time to time. In the event of the Landlord providing a collection service for refuse and garbage the same may be used by the Tenant and the Tenant shall bear an appropriate proportion of the reasonable cost of such service if it chooses to use such service.

(16) To yield up the Premises at the expiration or sooner determination of this Agreement in good clean and tenantable repair and conditions in accordance with the stipulations hereinbefore contained together with all keys giving access to all parts of the Premises Provided That where the Tenant has made any alterations or installed any fixtures fittings or additions in or to the Premises (including but not limited to the toilets) and notwithstanding that the Landlord’s consent for so doing may have been obtained or have been given or be deemed to have been given the Tenant at the Tenant’s sole cost and expense shall reinstate or remove or do away with all such alterations fixtures fittings or additions restoring the Premises to its original state and condition and make good and repair in a proper and workmanlike manner any damage to the Premises and the Landlord’s fixtures and fittings therein as a result thereof before delivering up the Premises to the Landlord.

4. Tenant’s Restrictions

The Tenant hereby further agrees with the Landlord as follows :-

(1) Not without the previous written consent of the Landlord such consent shall not be unreasonably withheld to erect, install or alter any fixtures, partitioning or other erection or installation in the Premises or any part thereof or without the like consent to make or permit or suffer to be made alterations in or additions to the interior or exterior of the Premises or to the electrical wiring and installations therein or to install or permit or suffer to be installed in the Premises or any part thereof any equipment, apparatus or machinery which imposes a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical main wiring or which consumes electricity not metered through the Tenant’s separate meter.

(2) Not without the previous written consent of the Landlord such consent shall not be unreasonably withheld to cut, maim injure, drill into, mark or deface or permit or suffer to be cut, maimed, injured, drilled into, marked or defaced any beams, structural members or any part of the fabric of the Premises and/or the Building nor any of the plumbing or sanitary apparatus or installations included therein.

(3) Not without the previous written consent of the Landlord to install any locks, bolts, chains or other devices to any fire exit door or smoke door at or leading to the Premises or any common area of the Building which has the effect or may have the effect of inhibiting the opening or closure of such fire exit door or smoke door.

(4) Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of other premises in the Building or in any adjoining or neighbouring building or in anywise against the laws or regulations in Hong Kong.

(5) Not to produce or suffer or permit to be produced any time in the Premises any music or noise (including sound produced by broadcasting or by any equipment or instrument capable of producing or reproducing music or sound) so as to constitute a nuisance or to give cause for reasonable complaint from the occupants of any other premises in the Building or persons using or visiting the same.

(6) Not to use or permit or suffer the Premises to be used for any illegal or immoral purpose.

(7) Not to use or permit or suffer the Premises or any part thereof to be used as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance or similar legislation for the time being in force.

(8) Not to keep or store or permit or suffer to be stored in the Premises any arms, ammunition, gun-powder, salt-petre, kerosene or other explosive or combustible substance or hazardous goods.

(9) Not to encumber or obstruct or permit or suffer to be encumbered or obstructed with any boxes, packaging or other obstruction of any kind or nature any of the entrances, staircases, landings, passages, escalators, lifts, lobbies or other parts of the Building in common use and not to leave rubbish garbage or any other article or thing in the front or on the sides of the Premises any fire exit door or smoke door or in any part of the Building not in the exclusive occupation of the Tenant or outside the Building except in the place(s) specifically designated for the disposal of rubbish or garbage.

(10) Not to use or permit or suffer the toilet facilities and sanitary installations provided by the Landlord to be used for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown therein any foreign substance of any kind and the Tenant shall pay to the Landlord on demand the whole expense of any breakage, blockage or damage resulting from a violation of this Clause by the wilful act neglect or default of the Tenant.

(11) Not to cause or permit any smoke or offensive odours to be produced upon, permeate through or emanate from the Premises.

(12) Not to keep or permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to the satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by termites, rats, mice, cockroaches or any other pests or vermin. The Tenant shall employ, at the Tenant’s cost, such pest extermination contractors as the Landlord may require and at such intervals as any Government authorities or the Landlord may direct to have the Premises disinfected.

(13) Not to assign, underlet, part with the possession of or transfer the Premises or any part thereof or any interest therein, nor permit or suffer any arrangement or transaction whereby any person who is not a party to this Agreement obtains the use, possession, occupation or enjoyment of the Premises or any part thereof irrespective of whether any rental or other consideration is given therefor. The tenancy shall be personal to the Tenant named in this Agreement and, without in any way limiting the generality of the foregoing the following acts and events, shall unless approved in writing by the Landlord be deemed to be breaches of this clause :-

(a) In the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(b) In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the Premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual.

(c) In the case of a tenant which is a corporation any take-over, reconstruction, amalgamation, merger, voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(d) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the Premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

(14) Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever which amounts to a breach of any of the terms and conditions under which the Land and the Premises are held from the Government.

(15) The Tenant shall be responsible in any event for insurance of his goods and property left or stored in the Premises and/or the Building.

(16) Not to do anything whereby the maximum capacity of electricity supply to the Premises shall be exceeded.

(17) Not to install or erect any chimney or smoke stack in or about the Premises or the Building.

(18) Not to install any furnace boiler or other plant or equipment or use any fuel in the Premises that may in any circumstances produce smoke.

(19)(a) Not to load or unload or park any vehicles or permit any vehicles to be loaded or unloaded or parked anywhere other than in the driveways, loading and unloading areas or other common areas of the Land and the Building designated for such purposes and not to load or unload any vehicle or permit any vehicle to be loaded or unloaded nor to park any vehicle or permit any vehicle to park or be parked in such a way as to block the said driveways, loading and unloading areas or other common areas of the Land and the Building or to impede vehicles or persons using the same.

(b) Not to conduct its business or activities being carried on from the Premises in such a way as to block impede or interfere with traffic seeking access to or egress from the Building.

(20) Not to store or place any goods machinery or other things on or in any part of the Premises which impose a loading exceeding 150 pounds per square foot.

(21) Not to overload the lifts in the Building in excess of their maximum capacity and to be responsible for any damage caused by any breach hereof.

(22) Not to install any supports or erect any iron brackets on any part of the exterior walls of the Building for any purpose including the installation of air-conditioners and if the Tenant wishes to install any air-conditioners it shall submit all drawings and plans for the previous consent in writing of the Landlord such consent shall not be unreasonably withheld and ensure that the air-conditioners are safely installed without damaging any part of or protruding from the exterior walls or windows of the Building.

(23) Not to use the Premises for any purpose other than light industrial purposes. The Tenant agrees that in the event that the Tenant shall use the Premises for any unauthorized user(s), the Tenant shall, within a reasonable period of time after receiving written notice referring to and opposing such authorized user(s) from the Landlord or any Government Authorities (as the case may be), cease the unauthorized user(s) failing which the Landlord shall be entitled to forfeit the tenancy. The Tenant shall fully indemnify the Landlord for all loss and damage which the Landlord may suffer by reason of any unauthorized user(s) of the Premises.

5. Landlord’s Obligations and Rights

The Landlord hereby agrees with the Tenant as follows :-

(1) To pay the Government Rent and Property Tax payable in respect of the Premises.

(2) That the Tenant paying the Rent and performing and observing the Tenant’s terms and conditions herein contained shall peaceably hold and enjoy the Premises throughout the Term without any interruption by the Landlord or any person claiming under or in trust for the Landlord.

(3) To maintain and keep the roofs main electricity supply cables main drains water pipes main walls and exterior window frames of the Building therein in a proper and substantial state of repair and condition Provided that the Landlord shall not be liable for breach of this Clause unless and until written notice of any defect or want of repair shall have been given to the Landlord by the Tenant and the Landlord shall have failed to take reasonable steps to repair or remedy the same within a reasonable period after the service on it of such notice.

(4) It is hereby agreed and expressly confirmed that the following rights are excepted and reserved to the Landlord (its successors and assigns and all persons having the like right) throughout the Term :-

(a) The right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Premises and serving the Building or any adjoining or neighbouring property TOGETHER WITH the right to enter upon the Premises to inspect repair replace or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts Provided That in the exercise of this latter right the Landlord shall give reasonable advance notice to the Tenant and cause as little damage or inconvenience to the Tenant as possible and forthwith make good any damage caused.

(b) The full and free right and liberty to enter upon the Premises in the circumstances in which the covenants by the Tenant contained in these presents permit such entry and in particular but without prejudice to the generality of the foregoing the right to enter into and upon the Premises at all times for the purpose of obtaining access to and egress from any machinery or switch rooms or the like remaining under the control of the Landlord and located on any of the floors of the Building on which any portion of the Premises is situated.

(c) The right from time to time on giving reasonable notice to the Tenant (such notice not to be required in case of emergency or breakdown) and causing as little inconvenience to the Tenant as reasonably possible to suspend the lifts, escalators (if any), electric power, water supply and any other building service provided in or serving the Building for the purpose of servicing, maintaining, repairing, renewing, improving or replacing the same and any of them Provided however that (except in case of unavoidable breakdown or emergency which puts or requires all the lifts servicing the Premises to be put out of action simultaneously) at lease one of the lifts serving the Premises shall be maintained in operation at all times.

6. Exclusions

(1) It is hereby further expressly agreed and declared that the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever: -

(a) In respect of any loss of profit or of business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any defect in or breakdown or suspension of service of the lifts, electric power or water supplies, or any other building service provided in or serving the Building.

(b) In respect of any loss of profit or of business or loss of life or loss injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the Building.

(c) For the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen and caretakers shall not create any obligation on the part of the Landlord as to the security of the Premises and the contents thereof shall at all times rest with the Premises.

(2) The Landlord shall not be liable or responsible for any damage suffered by the Tenant (whether personally or in respect of the Premises or any property of the Tenant therein or any goods stored therein) or any servant invitee or licensee of the Tenant through or by the acts neglect or default of the tenants and occupiers of the other parts of the Building and their servants licensees and invitees.

(3) The Landlord shall neither be liable to pay compensation to the Tenant in respect of any period during which due to circumstances beyond the control of the Landlord the proper operation of the lift(s) shall be interrupted as the result of mechanical failure or need for repair or overhaul nor shall the Landlord be liable to grant any abatement of the Rent or any part or parts thereof.

(4) The Landlord shall not be in any way liable to the Tenant or to any person or persons claiming any right title or interest under the Tenant for any damage or injury which may be sustained by the Tenant or by any such person or persons as aforesaid on account of the defective or damaged condition of the Premises (except structural defects) or the Landlord’s fixtures therein or any part thereof and in particular the Landlord shall not be responsible to the Tenant or any person or persons as aforesaid for any damage whatsoever caused by or through or in any way owing to any typhoon escape of fire leakage of water or electric current from the water pipes or electric wiring or cable situated upon or in any way connected with the Building or any part thereof or dropping of cigarette ends, broken pieces of glass or other articles and the escape of water, fire or electricity and vibrations from any floor flat or premises in the Building or in the neighbourhood and the Tenant hereby agrees to indemnify the Landlord against all claims demands actions costs expenses whatsoever made upon the Landlord by any person or persons as aforesaid in respect of the matters aforesaid and further the Tenant shall be responsible for any damage which may be done to any part of the Premises.

7. Default

PROVIDED ALWAYS AND IT IS AGREED AND DECLARED as follows :-

(1) If the Rent or any part thereof shall be unpaid for fifteen days after the same shall become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreements, stipulations or conditions herein contained and on the Tenant’s part to be observed and performed or if the Tenant shall become bankrupt, or being a corporation shall go into liquidation or if any petition shall be filed for the winding up of the Tenant, or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on the Premises or otherwise on the Tenant’s goods, then and in any such case, it shall be lawful for the Landlord at any time thereafter to re-enter on the Premises or any part thereof in the name of the whole whereupon this Agreement shall absolutely cease and determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance of any of the agreement, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed and to the Landlord’s right to forfeit the Deposit paid by the Tenant in accordance with Clause 9 hereof.

(2) A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

(3) Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed.

8. Abatement of Rent

If the Premises or any part thereof shall be destroyed or so damaged by fire, typhoon, Act of God, Force Majeure or other cause beyond the control of the Landlord as to be rendered unfit for use and occupation, the Rent or a part thereof proportionate to the damage caused to the Premises shall cease to be payable until the Premises shall have been restored or reinstated Provided Always that the Landlord shall be under no obligation to repair or reinstate the Premises if, in its opinion, it is not reasonably economical or practicable so to do And Provided Further that if the whole or substantially the whole of the Premises shall have been destroyed or rendered unfit for use and occupation and shall not have been repaired and reinstated within three months of the occurrence of the destruction or damage the Tenant shall be entitled at any time before the same are so repaired and reinstated to terminate this Agreement by notice in writing to the Landlord.

9. Deposit

(1) The Tenant shall on the signing hereof deposit with the Landlord the Deposit to secure the due observance and performance by the Tenant of the Agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed a sum equivalent to the Deposit shall be reserved by the Landlord throughout the Term free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy hereunder) to deduct therefrom the amount of any Rent, Management Fees, Rates and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said agreements, stipulations obligations or conditions. In the event of any deduction being made by the Landlord from the Deposit in accordance herewith during the Term the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitled the Landlord forthwith to re-enter upon the Premises and to determine this Agreement as hereinbefore provided.

(2) Subject as aforesaid, a sum equivalent to the Deposit shall be refunded to the Tenant by the Landlord without interest within thirty days after the expiration or sooner determination of this Agreement and the delivery of vacant possession to the Landlord or within thirty days of the settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of Rent, Management Fees, rates and other charges and for any breach, non-observance or non-performance of any of the agreements, stipulations or conditions herein contained and on the part of the Tenant to be observed and performed whichever shall be the later.

10. Miscellaneous

(1) For the purposes of these presents any act, default, neglect or omission of any servant, agent or licensee (as hereinbefore defined) of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant.

(2) For the purposes of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the Rent shall be and be deemed to be in arrear if not paid in advance at the times and in manner hereinbefore provided for payment thereof.

(3) No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance, or non-performance, by the Tenant at any time or times of any of the Tenant’s obligations herein contained, shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance, or so as to defeat or affect in any way the rights and [illegible] as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

(4) During the period of three months immediately preceding the expiration of the Term, the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require.

(5) Any notice required to be served hereunder shall, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the Premises or the Tenant’s last known place of business or residence in Hong Kong and, if to be served on the Landlord, shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at the landlord’s registered office.

(6) The legal costs of Messrs. Raymond Chan, Kenneth Yuen & Co. for the preparation and execution of this Agreement in the agreed sum of HK$5,000.00 shall be borne by the Tenant. The Tenant shall also bear the legal costs of Messrs. Gary Mak, Dennis Wong & Chang for approval of this Agreement. Stamp Duties and the content otherwise requires, words herein importing the masculine [illegible] importing the masculine gender shall include the feminine and neuter gender and words herein in the singular shall include the plural and vice versa.

(9) This Agreement shall take effect in substitution for all previous agreements an warranties which have been made or given by or are to be implied in or from anything oral or written in the negotiations between the parties hereto or their representatives prior to this Agreement, all of which said agreements and warranties are hereby expressly excluded and superseded.

11. Notwithstanding anything to the contrary hereinbefore contained IT IS HEREBY EXPRESSLY AGREED AND DECLARED that the Tenant shall have the option of renewal of this Agreement for a further term of two (2) years upon the expiration of this Agreement subject to the following terms but otherwise on the same terms and conditions as are herein contained save for this clause for renewal :-

(a) If the Tenant shall be desirous of taking a tenancy of the premises for a further term of two (2) years from expiration of the term hereby granted the Tenant shall not less than three months before the expiration of the term hereby granted give to the Landlord a notice in writing (hereinafter called “the option notice”) of such desire and if the Tenant shall have paid the Rent Management Fee and other payments hereby reserved and shall have performed and observed all the terms agreements and conditions herein contained and on his part to be observed and performed up to the expiration of the term hereby granted then the Landlord shall let the Premises to the Tenant for a further term of two (2) years (hereinafter called “the Extended Period”) from the expiration of the term hereby granted at the rent and management fee to be determined in manner hereinafter provided.

(b) The Landlord shall within one month after the receipt of the option notice ser on the Tenant a notice in writing (hereinafter called “the counter Notice”) stating the sum which in the Landlord’s opinion represents the fair market rent for the Premises for the Extended Period.

(c) On the counter notice being served, the parties hereto shall endeavour to agree on the rent for the Extended Period but in default of agreement within two months of the service of the counter notice a single valuer who shall be appointed by the parties jointly or in default of agreement shall be appointed at the request of either party by the Chairman for the time being of the Hong Kong Institute of Surveyors to determine the said fair market rent of the Premises.

(d) The single valuer’s decision shall be final and binding upon both parties and shall determine the rent for the Extended Period as if it had been expressly provided for herein.

(e) In the event that the rent has not been determined by the single valuer pursuant to sub-clause (c) and (d) hereof prior to the commencement of the Extended Period, the rent payable immediately prior to the commencement of the Extended Period shall continue to be paid until the rent has been so determined, but shall be adjusted retrospectively to the date of the commencement of the Extended Period as soon as the rent has been so determined and accounted for accordingly.

(f) The single valuer shall be required to determine the sum which in his opinion represents a fair market rent for the premises for the Extended Period having regard to all issues which in the sole opinion of the single valuer appear relevant.

(g) The management fee for the Extended Period shall be such sum as is equivalent the amount payable immediately prior to the expiration of the said term hereby granted after adjustments having been made thereto to take account of any increase in the relative costs which shall then have occurred since the last adjustment took place. The parties shall once the rent for the Extended Period shall have been agreed or determined as aforesaid proceed to execute a formal Tenancy Agreement in respect of the Extended Period such formal Tenancy Agreement shall incorporate the terms of this Agreement subject to appropriate modifications including the amount of rental, the period of the tenancy and the amount of the Deposit shall be adjusted to an amount equivalent to 3 months’ rental and management fees for the Extended Period Provided that the said formal Tenancy Agreement shall not contain any option clause.

SIGNED by Wong Cheung Kong	)
)
and on behalf of the Landlord	)
)
whose signature is verified by :-)

SIGNED by for and on behalf of the Tenant in the presence of :-	) ) ) ) )

RECEIVED or on before the day	)	WONG WANG HOW DENNIS Solicitor, Hong Kong SAR Gary Mak, Dennis Wong & Chang

and year first above written of and from	)

the Tenant the Deposit expressed to be	)

paid by the Tenant to the Landlord in	)	HK$255,900.00

accordance with Clause 9 hereof.	)
The Landlord

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